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                                   EXHIBIT 22

                              LOMAK PETROLEUM, INC.

                           SUBSIDIARIES OF REGISTRANT

                                                                           Percentage of Voting
                                                                            Securities Owned by
                   Name                      Jurisdiction of Incorporation   Immediate Parent
-------------------------------------        ----------------------------- ---------------------
Lomak Operating Company                                Ohio                      100%
Lomak Production Company                             Delaware                    100%
Buffalo Oilfield Services, Inc.                        Ohio                      100%
Lomak Energy Services Company                        Delaware                    100%
Lomak Resources Company                              Delaware                    100%
Eastern Petroleum Company                              Ohio                      100%